UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2016

Sizmek Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36219	37-1744624
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

500 W. 5th Street
Suite 900
Austin, TX	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (512) 469-5900

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On August 3, 2016, Sizmek Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Solomon Holding, LLC, a Delaware limited liability company (“Parent”), and Solomon Merger Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Subsidiary”). Pursuant to the Merger Agreement and upon the terms and subject to the conditions thereof, Merger Subsidiary will commence a tender offer (the “Offer”) to purchase any and all of the outstanding shares (the “Shares”) of common stock, par value $0.001 per share of the Company (“Company Common Stock”) at a price of $3.90 per Share (the “Offer Price”), payable net to the sellers thereof in cash, without interest, in accordance with the terms of the Merger Agreement, subject to any deduction or withholding of taxes required by applicable laws.

Upon the terms and subject to the conditions of the Merger Agreement, Merger Subsidiary will commence the Offer no earlier than August 24, 2016 and no later than September 1, 2016. Subject to the terms and conditions set forth in the Merger Agreement, Merger Subsidiary shall, promptly after the expiration of the Offer, accept for payment all Shares validly tendered and not withdrawn pursuant to the Offer (the time at which Shares are first accepted for payment under the Offer, the “Acceptance Time”). Promptly after the Acceptance Time, Merger Subsidiary shall pay the Offer Price for such Shares.

Pursuant to the Merger Agreement, following the consummation of the Offer, and subject to the conditions set forth in the Merger Agreement, Merger Subsidiary will be merged with and into the Company (the “Merger”), whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation. The Merger shall be governed by and effected under Section 251(h) of the Delaware General Corporation Law (the “DGCL”), without a vote of the stockholders of the Company, and subject to the terms and conditions contained in the Merger Agreement, the parties agree to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable following the consummation of the Offer.

At the effective time of the Merger (the “Effective Time”), all remaining outstanding Shares not tendered in the Offer (other than Shares held by Parent or any of its Subsidiaries, including Merger Subsidiary, or in the treasury of the Company, or Shares held by stockholders who are entitled to exercise, and properly exercise, appraisal rights with respect to such Shares pursuant to, and who comply in all respects with, the provisions of Section 262 of the DGCL) will be cancelled and converted into the right to receive an amount in cash equal to the Offer Price, without interest (the “Merger Consideration”), subject to any deduction or withholding of taxes required by applicable laws.

Merger Subsidiary’s obligation to accept for payment and pay for all Shares validly tendered and not withdrawn pursuant to the Offer is subject to certain conditions including:  (i) that the number of Shares validly tendered and not withdrawn in accordance with the terms of the Offer, together with the Shares then owned by Parent, and/or Merger Subsidiary and any other Subsidiaries of Parent, collectively represents at least a majority of the Shares outstanding on a fully diluted basis, (ii) the expiration or termination of any waiting period (and extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (the “HSR Act”) or under laws analogous to the HSR Act existing in foreign jurisdictions in which the Company has annual revenues or assets in excess of $10,000,000, (iii) the absence of any law, judgment, injunction, order or decree by any governmental authority that would make illegal or otherwise prohibit the Offer or the Merger or restrains or prohibits Parent or Merger Subsidiary from exercising full rights of ownership in the Shares purchased pursuant to the Offer, (iv) the accuracy of the representations and warranties of the Company contained in the Merger Agreement, subject to customary exceptions, (v) the Company’s material compliance with its covenants contained in the Merger Agreement, (vi) that a Material Adverse Effect (as defined in the Merger Agreement) shall not have occurred, (vii) that less than 10% of the outstanding Shares (other than the

Shares beneficially owned by Meruelo Investment Partners LLC and certain of its affiliates) have perfected and not withdrawn a demand for appraisal rights, (viii) the Company having the minimum Cash on Hand (as defined in the Merger Agreement), and (ix) other customary conditions. Neither the consummation of the Offer nor the Merger is subject to a financing condition.

The Merger Agreement contains representations, warranties and covenants of the parties as customary for transactions of this type. The Company has also agreed to customary covenants governing the conduct of its business, including an obligation to conduct its business in the ordinary course consistent with past practices through the Effective Time. The Merger Agreement contains a “go-shop” provision pursuant to which the Company retains the right to solicit, receive, evaluate, encourage and engage in discussions and negotiations with respect to alternative acquisition proposals from third parties through the 30th calendar day after the date of the Merger Agreement. The Merger Agreement also contains customary termination provisions for the Company and Parent and provides that, in connection with the termination of the Merger Agreement in connection with a competing acquisition proposal and in other certain specified circumstances, the Company may be required to pay Parent a termination fee of 3.50% of equity value.

The Merger Agreement provides that at the Effective Time, each outstanding Company option to purchase Shares under the Sizmek Inc. 2014 Incentive Award Plan (the “Company Stock Plan”) (a “Company Option”) that is unexercised shall (i) vest in full and (ii) by virtue of the Merger and without any action on the part of any holder of a Company Option, be cancelled immediately prior to the Effective Time and converted into the right to receive an amount in cash equal to the product obtained by multiplying (i) the aggregate number of Shares subject to such Company Option immediately prior to the Effective Time and (ii) the excess, if any, of the Merger Consideration less the exercise price per share of such Company Option, subject to any applicable withholding or other taxes required by applicable law to be withheld in accordance with the Merger Agreement.  The Merger Agreement also provides that at the Effective Time, each outstanding restricted stock unit under the Company Stock Plan (a “Company RSU”) (i) shall automatically become fully vested and the restrictions thereon shall lapse, and (ii) by virtue of the Merger and without any action on the part of any holder of any Company RSU, shall be cancelled immediately prior to the Effective Time and converted into the right to receive an amount in cash equal to the product obtained by multiplying (i) the aggregate number of Shares subject to such Company RSU immediately prior to the Effective Time and (ii) the Merger Consideration.  Pursuant to the Merger Agreement, any outstanding award under the Company Stock Plan that is subject to vesting or other lapse restrictions and provides for payment with respect to a target dollar value at a future date in the form of Shares, Company RSUs  or a combination thereof, by virtue of the occurrence of the Effective Time and without any action on the part of Parent, Merger Subsidiary, the Company or the holders thereof, will automatically terminate and be cancelled without payment of any consideration to the holder thereof.

The Merger Agreement has been approved by the boards of directors of both Parent and the Company, and the Company’s Board of Directors has determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are fair to, and in the best interests of, the Company and its stockholders, and recommended that stockholders of the Company accept the Offer and tender their Shares to Merger Subsidiary pursuant to the Offer.

The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference. The Merger Agreement and the foregoing description of the Merger Agreement have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”), and are also qualified in important part by a confidential disclosure letter delivered by the Company to Parent in connection with the Merger Agreement. Investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Limited Guarantee

On August 3, 2016, Vector Capital IV, L.P. (“Guarantor”) entered into a Limited Guarantee (the “Guarantee”) with the Company pursuant to which, among other things, Guarantor has absolutely, irrevocably and unconditionally agreed to guarantee, subject to the terms and conditions set forth in the Guarantee, the obligations of Parent and Merger Subsidiary to make payments required to be made by Parent and Merger Subsidiary under the Merger Agreement, up to a maximum amount equal to $16 million.

The foregoing description of the Guarantee does not purport to be complete and is qualified in its entirety by reference to the Guarantee, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Tender and Voting Agreements

Concurrently with the execution of the Merger Agreement, certain beneficial owners of Company Common Stock, including the Company’s President and Chief Executive Officer, entered into Tender and Voting Agreements (the “Tender Agreements”) with Parent and Merger Subsidiary pursuant to which such parties agreed, among other things, to tender shares of Company Common Stock held by them and certain of their affiliates in the Offer and, if necessary, to vote in favor of the Merger and any other matter contemplated by the Merger Agreement, upon the terms and subject to the conditions of such agreements. The shares subject to the Tender Agreements comprise approximately 13.7% of the outstanding shares of Company Common Stock. The Tender Agreements will terminate upon certain circumstances, including upon termination of the Merger Agreement or the occurrence of an Adverse Recommendation Change (as defined in the Merger Agreement).

The foregoing description of the Tender Agreements does not purport to be complete and is qualified in its entirety by reference to the Tender Agreements, which are filed as Exhibits 99.2, 99.3 and 99.4 hereto and are incorporated herein by reference.

On August 3, 2016, the Company issued a press release announcing the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.5 and incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of August 3, 2016, by and among Sizmek Inc., Solomon Holding, LLC and Solomon Merger Subsidiary, Inc.*

99.1	Limited Guarantee, dated as of August 3, 2016, by Vector Capital IV, L.P. in favor of Sizmek Inc.

99.2	Tender and Voting Agreement, dated as of August 3, 2016, by and among Solomon Holding, LLC, Solomon Merger Subsidiary, Inc. and Neil Nguyen

99.3	Tender and Voting Agreement, dated as of August 3, 2016, by and among Solomon Holding, LLC, Solomon Merger Subsidiary, Inc. and Scott Ginsburg

99.4	Tender and Voting Agreement, dated as of August 3, 2016, by and among Solomon Holding, LLC, Solomon Merger Subsidiary, Inc. and Moon Doggie Family Partnership, L.P.

99.5	Press Release, issued by Sizmek Inc., dated August 3, 2016

*            Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the SEC.

Notice to Investors

The Offer described above has not yet commenced. This report and the attached exhibits are not an offer to buy nor a solicitation of an offer to sell any securities of the Company. The solicitation and the offer to buy shares of the Company’s common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Parent and Merger Subsidiary intend to file with the SEC. In addition, the Company will file with the SEC a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. Once filed, investors will be able to obtain the tender offer statement on Schedule TO, the offer to purchase, the solicitation/recommendation statement of the Company on Schedule 14D-9 and related materials with respect to the tender offer and the Merger free of charge at the website of the SEC at www.sec.gov, and from the information agent named in the tender offer materials. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by the Company under the investor relations section of the Company’s website, www.sizmek.com. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE SOLICITATION/RECOMMENDATION STATEMENT OF THE COMPANY AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES PURSUANT TO THE TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER.

Forward-Looking Statements

Statements included in this report that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements, and are based on the Company’s current beliefs and expectations. These forward-looking statements include, without limitation, statements regarding the planned completion of the Offer and the Merger. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company’s actual future results may differ materially from the Company’s current expectations due to the risks and uncertainties inherent in its business, the Offer and the Merger. These risks include, but are not limited to: uncertainties as to the timing of the Offer and the Merger; uncertainties as to the percentage of the Company’s stockholders tendering their shares in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the Offer or the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger; the effects of disruption from the Offer or Merger on the Company’s business including its ability to develop and achieve commercial success for new online  products and services and replace its existing Sizmek MDX platform with a new platform that is currently in development without experiencing service disruptions; the fact that the announcement and pendency of the Offer and Merger may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; the effects of disruption caused by the Offer or Merger making it more difficult to maintain relationships with employees, customers, vendors and other business partners; the risk that stockholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability; and risks and uncertainties pertaining to the business of the Company, including the risks detailed under “Risk Factors” and elsewhere in the Company’s public periodic filings with the SEC, as well as the tender offer materials to be filed by Parent and Merger Subsidiary and the solicitation/recommendation statement to be filed by the Company in connection with the Offer. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIZMEK INC.

Date: August 3, 2016	By:	/s/ Neil Nguyen
Name: Neil Nguyen
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 3, 2016, by and among Sizmek Inc., Solomon Holding, LLC and Solomon Merger Subsidiary, Inc.*

99.1	Limited Guarantee, dated as of August 3, 2016, by Vector Capital IV, L.P. in favor of Sizmek Inc.

99.2	Tender and Voting Agreement, dated as of August 3, 2016, by and among Solomon Holding, LLC, Solomon Merger Subsidiary, Inc. and Neil Nguyen

99.3	Tender and Voting Agreement, dated as of August 3, 2016, by and among Solomon Holding, LLC, Solomon Merger Subsidiary, Inc. and Scott Ginsburg

99.4	Tender and Voting Agreement, dated as of August 3, 2016, by and among Solomon Holding, LLC, Solomon Merger Subsidiary, Inc. and Moon Doggie Family Partnership, L.P.

99.5	Press Release, issued by Sizmek Inc., dated August 3, 2016

*            Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the SEC.